List of Subsidiaries	Exhibit 21

Name	State

Corporations:

Golf Properties, Inc.	North Carolina
Parkway 233 North Michigan Manager, Inc.	Delaware
Parkway One Capital Manager, Inc.	Delaware
Parkway Orlando Manager, Inc.	Delaware
Parkway Properties General Partners, Inc.	Delaware
Parkway Properties One Park Ten General Partner, Inc.	Delaware

Partnerships:

111 Capitol Building LP	Mississippi
111 East Wacker LLC	Delaware
Chicago OfficeInvest LLC	Delaware
Moore Building Associates LP	Delaware
Moore Garage LLC	Delaware
Parkway 233 North Michigan LLC	Delaware
Parkway Capitol Center LLC	Delaware
Parkway Chicago LLC	Delaware
Parkway Jackson LLC	Mississippi
Parkway JHLIC LP	Delaware
Parkway Lamar LLC	Mississippi
Parkway Mississippi LLC	Mississippi
Parkway Moore LLC	Delaware
Parkway One Capital City Plaza LLC	Delaware
Parkway One Capital LLC	Delaware
Parkway Orlando LLC	Delaware
Parkway Properties LP	Delaware
Parkway Properties Office Fund LP	Delaware
Parkway Properties One Park Ten LP	Delaware
Parkway Realty Services LLC	Delaware
Parkway Realty Services of Illinois LLC	Delaware
PKY Fund LLC	Delaware
PKY Fund I LLC	Delaware
PKY Fund II LLC	Delaware
PKY Fund Atlanta I LLC	Delaware
PKY Fund Atlanta II LLC	Delaware
PKY Fund Chicago I LLC	Delaware
PKY Fund Memphis I LLC	Delaware
PKY Fund Houston I LLC	Delaware